                                                                  Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                            TENDER OF ALL OUTSTANDING
                  12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK
                                 IN EXCHANGE FOR
                  12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK
                                       OF
                        DOBSON COMMUNICATIONS CORPORATION



     Registered holders of outstanding 12 1/4% Senior Exchangeable Preferred Stock (the "Old Shares") of Dobson Communications Corporation ("Dobson") who wish to tender their Old Shares in exchange for a like number of 12 1/4% Senior Exchangeable Preferred Stock (the "New Shares") of Dobson and, in each case, whose Old Shares are not immediately available or who cannot deliver their Old Shares and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer -- Terms of the Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                     UNITED STATES TRUST COMPANY OF NEW YORK




            BY MAIL:             BY OVERNIGHT COURIER:          BY HAND:                BY FACSIMILE:


 United States Trust            United States Trust      United States Trust     (212) 420-6152
   Company of New York            Company of New York      Company of New York   (For Eligible Institutions
 P.O. Box 844                   Corporate Trust          111 Broadway            Only)
 Cooper Station                 Operations               Lower Level
 New York, NY 10276-0844          Department             New York, NY  10006     CONFIRM BY TELEPHONE:
 Attention:  Corporate          770 Broadway-13th Floor  Attention:  Corporate   (800) 548-6565
   Trust Services               New York, NY  10003        Trust Services
 (registered or certified mail
 recommended)

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies & Gentlemen:

     The undersigned hereby tender(s) to Dobson upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Shares set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

     The undersigned understands that tenders of Old Shares will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Shares pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Shares may also be withdrawn if the Exchange Offer is terminated without any such Old Shares being exchanged thereunder or as otherwise provided in the Prospectus.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.



                            PLEASE SIGN AND COMPLETE

 Signature(s) of Registered Owner(s)    Name(s) of Registered Holder(s):
 or Authorized Signatory:
                                        ---------------------------------------

-----------------------------------     ---------------------------------------

-----------------------------------     ---------------------------------------


 Principal Amount of Old Shares         Address:
 Tendered:                                      -------------------------------

-----------------------------------     ---------------------------------------


 Certificate No(s). of Old Shares (if   Area Code and Telephone No.:
 available):

-----------------------------------     ---------------------------------------


-----------------------------------     Date:
                                             ----------------------------------



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            This Notice of Guaranteed Delivery  must be signed by the registered
     holder(s)  of  Old   Shares  exactly  as  its  (their)  name(s)  appear  on
     certificates for Old Shares or on a security position listing the owners of Old Shares, or by person(s) authorized to become registered Holder(s) by
     endorsements  and   documents  transmitted  with  this Notice of Guaranteed
     Delivery.    If   signature  is  by  a  trustee,  executor,  administrator,
     guardian,  attorney-in-fact, officer  or other person acting in a fiduciary
     or  representative  capacity,  such   person  must  provide  the  following
     information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)
     Name(s):
              -----------------------------------------------------------------
     Capacity:
              -----------------------------------------------------------------
     Address(es):
                 --------------------------------------------------------------

     --------------------------------------------------------------------------

     DO NOT SEND OLD SHARES WITH THIS FORM. OLD SHARES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

--------------------------------------------------------------------------------


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                                    GUARANTEE
                    (Not to be used for signature guarantee)

        The undersigned, an eligible guarantor institution which is a member of one of the following signature guarantee programs (an "Eligible Institution"):
 (i) The Securities Transfer Agents Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Signature Program (MSF), or (iii) The Stock Exchange Medallion Program (SEMP), hereby (a) represents that each holder of Old Shares on whose behalf this tender is being made "own(s)" the Old Shares covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Shares complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Shares covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

               THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD SHARES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.


 Name of Firm:                                       Authorized Signature:
              ---------------------------
 Address:
          -------------------------------
                                                Name:
-----------------------------------------            --------------------------
Area Code and Telephone No.:                    Title:
                            -------------             -------------------------
                                                Date:
-----------------------------------------            --------------------------


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